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DRAFT

[DATE]

ASM Acquisition Company Limited Unit 601-2 6th Floor St, George’s Building 2 Ice House Street Central, Hong Kong

Re:	Registration Statement of ASM Acquisition Company Limited

Ladies and Gentlemen:

We have acted as United States counsel to ASM Acquisition Company Limited, a corporation organized under the laws of the Cayman Islands (the “Company”), in connection with its initial public offering on the date hereof of units consisting of one ordinary share, $0.001 par value per share, of the Company and a warrant to purchase one ordinary share of the Company, pursuant to the Registration Statement on Form F-1 under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company on January 9, 2008, as amended through the date hereof (the “Registration Statement”). Capitalized terms used but not defined herein have the meaning ascribed to them in the Registration Statement.

As special United States counsel to the Company, we have reviewed the Registration Statement. In rendering this opinion, we have assumed with your approval the genuineness of all signatures, the legal capacity of all natural persons, the legal authority of all entities, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies, and the completeness and accuracy of the documents reviewed by us. We also have assumed with your approval and not verified the accuracy of the factual matters set forth in the above-referenced documents.

Based on the foregoing and subject to the assumptions, limitations and qualifications stated herein, we hereby confirm and adopt as our opinion the statements of United States federal income tax law on the date hereof as set forth in the Registration Statement under the caption “Taxation - United States Federal Income Taxation.”

This opinion is based upon the existing provisions of the United States Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published revenue rulings and procedures from the United States Internal Revenue Service (“IRS”) and judicial decisions in effect as of the date hereof. Any such authority is subject to change, and any change may be retroactive in effect and may affect our opinion as set forth herein. Our opinion is based on the facts and assumptions set forth in the Registration Statement and this opinion. If any of the facts or assumptions is not true, correct or complete, our opinion may not be applicable. We undertake no responsibility to update this opinion or to advise you of any developments or changes as a result of a change in legal authority, fact, assumption or document, or any inaccuracy in any representation, warranty or assumption, upon which this opinion is based, or otherwise.

ASM Acquisition Company Limited ___________, Page 2

This opinion is issued in connection with the offering pursuant to the Registration Statement, and may not be relied on for any other purpose without our prior written consent. Notwithstanding the foregoing, nothing herein shall be construed as a limitation on your ability to disclose the tax treatment or tax structure of the proposed transaction.

Our opinion is not binding on the IRS or a court. The IRS may disagree with one or more of our conclusions, and a court may sustain the IRS’s position.

Except as expressly provided herein, we express no opinion with respect to any tax matter set forth in the Registration Statement.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm as special United States counsel to the Company under the caption “Legal Matters” in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

Loeb & Loeb LLP